Exhibit 99.1

GLUCOTRACK ANNOUNCES NEW VICE PRESIDENT OF CLINICAL OPERATIONS

Glucotrack expands leadership team with clinical trial expertise for the continuous blood glucose monitor for people with diabetes

Rutherford, NJ, August 27, 2024 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, announced today that Sandie Martha has joined the Company as Vice President of Clinical Operations.

“Sandie brings a wealth of knowledge and expertise to the team in leading clinical trials for both glucose monitoring and cardiology.” said Paul Goode, PhD, President and CEO of Glucotrack. “The breadth and depth of her experience leading global clinical trials will be invaluable, and we are excited to have her join our team as we embark on Continuous Blood Glucose Monitor (CBGM) human clinical trials to ultimately bring this technology to market for the millions of people living with diabetes.”

Ms. Martha brings over 20 years of clinical research experience in both medical technology and drug development, leading all aspects of clinical trials including protocol development and execution, clinical site training and monitoring, and regulatory submissions. Ms. Martha brings an impressive track record of strategic planning and successful delivery of clinical trials to quickly advance products through the clinical lifecycle. She previously served as Vice President of Clinical Affairs at Glysens, where she led planning and execution for domestic and international clinical trials for an implantable continuous glucose monitor. Her background also includes clinical operations roles in continuous glucose monitoring with Dexcom, in-hospital glucose monitoring with Luminous Medical and cardiology with Intersection Medical. Her most recent clinical role was with Truvian, an automated benchtop platform that enables comprehensive routine blood testing. Ms. Martha holds a Master of Science in Physiology from San Diego State University and a Bachelor of Science in Biological Sciences from the University of Miami.

Ms. Martha will be responsible for executing the company’s Clinical Trial Program including strategic partnering with CROs, clinical centers and investigators, developing and executing clinical protocols, and managing the monitoring and analysis of data for clinical study reports for regulatory agency submissions for the Company’s CBGM.

“Having seen loved ones struggle with their diabetes management, I am passionate about the potential for advanced glucose monitoring technologies. The real-time continuous blood glucose data provided by Glucotrack’s CBGM offers a less intrusive approach to glucose monitoring for extended periods of time, enabling people to live less encumbered by the hassles of traditional glucose monitoring approaches. I am thrilled to join the Glucotrack leadership team in bringing this innovative technology to people with diabetes,” said Ms. Martha.

For more information about Glucotrack’s CBGM, visit glucotrack.com.

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About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 2+ years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 28, 2024.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com